Exhibit 10.5

SERIES B PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

THIS SERIES B PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of October [___], 2014, by and among CDx, Inc., a Delaware corporation (the “Company”), and the investors (“Investors”) listed on Schedule I hereto (the “Schedule of Investors”).

1.     Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase, and the Company agrees to sell and issue to each Investor, the number of units (each, a “Unit,” and collectively, the “Units”) set forth in the column designated “Total Number of Units” opposite such Investor’s name on the Schedule of Investors, at a cash purchase price of $1.10 per Unit (the “Per Unit Purchase Price,” and the Per Unit Purchase Price multiplied by the aggregate number of Units purchased by an Investor, the “Purchase Price”). No more than an aggregate of 5,454,545 Units may be issued to Investors pursuant to this Agreement; provided, however, upon the mutual agreement of the Company and the Placement Agent (as defined below), an additional 1,818,182 Units may be sold pursuant to this Agreement. Each Unit contains one share (each, a “Share,” and collectively, the “Shares”) of the Company’s Series B Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”) and one warrant substantially in the form of Exhibit A (each, a “Warrant,” and collectively, the “Warrants”), to purchase Warrant Shares (as defined below) equal to 100% of the Shares purchased by each Investor. The holder of each Warrant shall be entitled to exercise such Warrant with respect to some or all of the underlying shares of the Company’s Series B Preferred Stock (the “Warrant Shares”) at a per share exercise price initially equal to $1.10. The Company’s agreement with each Investor is a separate agreement, and the sale and issuance of the Units to each Investor is a separate sale and issuance.

1.1           Initial Closing. The purchase, sale and issuance of the Units shall take place at one or more closings (each of which is referred to in this Agreement as a “Closing”). The initial Closing (the “Initial Closing”) shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, at 10:00 a.m. local time on October [___], 2014, or such other date as the Company determines in its sole discretion. The Initial Closing shall not take place until an aggregate of $499,999.50 in subscriptions for the purchase of at least 454,545 Units (the “Minimum Offering”) have been accepted by the Company, the funds for the purchase thereof have been deposited in an escrow account established for such purpose at Signature Bank, and such funds are available for disbursement. At the Initial Closing, each Investor shall execute and deliver a copy of that certain Registration Rights Agreement, substantially in the form of Exhibit B (the “Series B Rights Agreement,” and together with this Agreement, the “Agreements”), by and among the Company and the other parties thereto in respect of the Series B Preferred Stock held by such investor and the Warrant Shares issuable upon exercise of the Warrant held by such investor.

1.2           Subsequent Closings. If less than all of the Units are sold and issued at the Initial Closing, then, subject to the terms and conditions of this Agreement, the Company may sell and issue at one or more subsequent closings (each, a “Subsequent Closing”), on or prior to March 31, 2015 (provided that such period may be extended up to an additional 30 days by mutual agreement of the Company and the Placement Agent), up to the balance of the unissued Units to such persons or entities as may be approved by the Company in its sole discretion. Any such sale and issuance in a Subsequent Closing shall be on the same terms and conditions as those contained herein, and such persons or entities shall, upon execution and delivery of the relevant signature pages, become parties to, and be bound by, the Agreements, without the need for an amendment to any of the Agreements except to add such person’s or entity’s name to the appropriate exhibit to such Agreements, and shall have the rights and obligations hereunder and thereunder, in each case as of the date of the applicable Subsequent Closing. Each Subsequent Closing shall take place at such date, time and place as shall be approved by the Company in its sole discretion.

1.3           Delivery. At each Closing, the Company will deliver to each Investor in such Closing a certificate registered in such Investor’s name representing the number of Shares that such Investor is purchasing in such Closing, and an executed Warrant to purchase up to the number of Warrant Shares equal to 100% of the number of Shares purchased by such Investor in such Closing, against payment of the purchase price therefor as set forth in the column designated “Total Purchase Price” opposite such Investor’s name on the Schedule of Investors, by (a) check payable to Signature Bank, as Escrow Agent for CDx, Inc., (b) wire transfer in accordance with the Company’s instructions, or (c)  any combination of the foregoing.

2.     Representations, Warranties and Covenants of the Company. The Company represents and warrants to each Investor that:

2.1           Due Incorporation, Qualification, etc. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (c) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect (as defined below) on the Company. For purposes of this Agreement, “Material Adverse Effect” shall mean a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company taken as a whole; (ii) the transactions contemplated hereby or in any of the Agreements; or (iii) the ability of the Company to perform its obligations under the Agreements.

2.2           Authority. The execution, delivery and performance by the Company of each Agreement to be executed by the Company and the consummation of the transactions contemplated thereby (a) are within the power of the Company and (b) have been duly authorized by all necessary actions on the part of the Company.

2.3           Enforceability. Each Agreement executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

2.4           Non-Contravention. The execution and delivery by the Company of each Agreement executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (a) violate the Company’s Certificate of Incorporation or Bylaws (as amended, the “Charter Documents”) or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (b) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person (defined below) to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (c) result in the creation or imposition of any Lien (defined below) upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties. For purposes of this Agreement, the following terms shall have the following meanings: (i) “Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization; and (ii) “Lien” shall mean any mortgage, lien, title claim, assignment, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer or other defect of title of any kind.

2.5           Capitalization.

(a)   Immediately before the Initial Closing, the Company’s authorized capital stock consists of 37,000,000 shares of Common Stock, par value $0.005 per share, of which 10,050,000 shares are issued and outstanding; and 22,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), 3,000,000 shares of which are designated Series A Preferred Stock (the “Series A Preferred Stock”) and 1,620,000 of which are issued and outstanding, 19,000,000 shares of which are designated Series B Preferred Stock and none of which are issued or outstanding. The Common Stock, the Series A Preferred Stock and the Series B Preferred Stock have the rights, preferences, privileges, and restrictions set forth in the Company’s Amended and Restated Certificate of Incorporation filed on or about the date hereof (the “Restated Certificate”).

(b)   The outstanding shares of Common Stock and Series A Preferred Stock have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable.

(c)   The Company has reserved:

(i)          the Shares for issuance pursuant to this Agreement;

(ii)         the Warrant Shares for issuance upon exercise of the Warrants;

(iii)        14,545,454 shares of Common Stock (as may be adjusted in accordance with the provisions of the Restated Certificate) for issuance upon conversion of the Shares (the “Conversion Shares”), and the Warrant Shares;

(iv)        1,818,181 shares of Series B Preferred Stock for issuance upon conversion of outstanding principal amount of convertible promissory notes and such additional number of shares of Series B Preferred Stock for issuance upon conversion of outstanding accrued interest of convertible promissory notes; and

(v)         454,524 shares of Common Stock for issuance upon exercise of outstanding warrants; and

(vi)        5,059,412 shares of Common Stock authorized for issuance to employees, consultants and directors pursuant to its 2014 Equity Incentive Plan, under which options to purchase 2,011,562 shares are issued and outstanding as of the date of this Agreement.

(d)   All issued and outstanding shares of the Company’s Common Stock and Preferred Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(e)   The rights, preferences, privileges and restrictions of the Shares are as stated in the Restated Certificate. Each series of Preferred Stock is convertible into Common Stock on a one-for-one basis as of the date hereof, and the consummation of the transactions contemplated hereunder will not result in any anti-dilution adjustment or other similar adjustment to the outstanding shares of Preferred Stock.

(f)   The Shares, when issued and delivered and paid for in compliance with the provisions of this Agreement, and the Warrant Shares, when issued and delivered and paid for in compliance with the provisions of this Agreement and the Warrants, will be validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, the Restated Certificate, the Warrants and applicable law, will be validly issued, fully paid and nonassessable. The Shares, the Warrants, the Warrant Shares and the Conversion Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Investors; provided, however, that the Shares, the Warrants, the Warrant Shares and the Conversion Shares are subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth herein and in the Series B Rights Agreement and the Warrants. Except as set forth in the Series B Rights Agreement, that certain Investors’ Rights Agreement dated April 3, 2014 between the Company and the investors listed on Exhibit A thereto (the “Series A Rights Agreement”) and that certain Registration Rights Agreement dated August 14, 2014 between the Company and the investors listed on Schedule I thereto (the “Bridge Rights Agreement,” and together with the Series A Rights Agreement and the Series B Rights Agreement, the “Rights Agreements”), the Shares, the Warrants, the Warrant Shares and the Conversion Shares are not subject to any preemptive rights or rights of first refusal.

(g)   Except for the conversion privileges of the Preferred Stock, the rights provided pursuant to the Rights Agreements and that certain Right of First Refusal and Co-Sale Agreement dated April 3, 2014, between the Company and the investors listed on Exhibit A thereto, or as otherwise described in this Agreement, there are no options, warrants or other rights to purchase any of the Company’s authorized and unissued capital stock.

2.6           Securities Duly Authorized. The Units to be issued to each such Investor, when issued in accordance with the terms of this Agreement, will be legal, valid and binding obligations of the Company enforceable in accordance with their terms. The shares of Series B Preferred Stock that are a component of the Units and the shares of Series B Preferred Stock issuable upon exercise of the Warrants, as well as the Common Stock issuable upon conversion or exercise thereof, when issued in accordance with their terms, will be duly and validly issued and fully paid and non-assessable. Subject to the accuracy of the representations and warranties of the Investors set forth in this Agreement, the offer and issuance by the Company of the Units is exempt from registration under the Securities Act of 1933, as amended (“Securities Act”).

2.7           Permits; Compliance. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the Company’s knowledge, threatened regarding suspension or cancellation of any of the Company Permits. The Company is not in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since June 30, 2014, the Company has not received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

2.8           Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge, threatened against or affecting the Company, or its business, properties or assets or its officers or directors in their capacity as such, that would have a Material Adverse Effect. The Company is unaware of any facts or circumstances that might give rise to any of the foregoing. There has not been, and to the Company’s knowledge, there is not pending or contemplated, any investigation by the Securities and Exchange Commission involving the Company or any current or former director or executive officer of the Company.

2.9           Intellectual Property Rights. To the Company’s knowledge, the Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct its business as now conducted and as presently proposed to be conducted. There is no claim, action or proceeding being made or brought, or to the Company’s knowledge, being threatened, against the Company regarding its Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, except where failure to take such measures would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.10         Tax Status. Except for occurrences that would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company (a) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject; (b) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and (c) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

2.11         Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity.

2.12         Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person (including, without limitation, the shareholders of any person) is required in connection with the execution and delivery of the Agreements executed by the Company and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.

2.13         No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with Securities and Exchange Commission rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Units; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Units (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

2.14         No General Solicitation. Neither the Company nor any Person participating on the Company’s behalf in the transactions contemplated hereby has conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the Securities Act, with respect to the Units being purchased pursuant to this Agreement.

2.15         No Integrated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Units to the Investors. The issuance of the Units to the Investors will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

2.16         No Brokers. Other than the Placement Agent (as defined below), the Company has taken no action that would give rise to any claim by any Person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

2.17         Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D within fifteen business days after the Initial Closing and to provide a copy thereof to the Placement Agent promptly after such filing. The Placement Agent shall, on or before the Initial Closing, assist the Company in taking such action as the Company shall reasonably determine is necessary to qualify the Units for sale to the Investors at the applicable Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and the Company shall provide evidence of any such action so taken to the Company on or prior to such Closing.

2.18         Disclosure. The Company understands and confirms that each of the Investors will rely on the foregoing representations in effecting transactions in the securities of the Company. All disclosure provided to the Investors regarding the Company, its business and the transactions contemplated hereby, including the schedules to this Agreement, if any, furnished by or on behalf of the Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

3.     Representations, Warranties and Covenants of the Investors. Each Investor hereby represents, warrants, and covenants to the Company that:

3.1           Authorization. Such Investor has full power and authority to execute and deliver, and to consummate the transactions contemplated by this Agreement. All corporate, limited liability company or other similar action on the part of such Investor, its officers, directors, members, managers and stockholders necessary for (a) the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement, and (b) as of the Closing, the performance of all obligations of such Investor under this Agreement, has been taken. This Agreement, upon execution and delivery by such Investor and assuming the due and proper execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Investor, enforceable in accordance with its terms, except as may be limited by (y) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (z) the effect of rules of law governing the availability of equitable remedies.

3.2           Purchase Entirely for Own Account. Such Investor represents that the Units will be acquired for investment by such Investor for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Units.

3.3           Disclosure of Information. Such Investor has received all information it considers necessary or appropriate for deciding whether to purchase the Units. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Units and the business, properties, prospects and financial condition of the Company. Such Investor has received a complete copy of the Company’s Confidential Private Placement Memorandum dated October 8, 2014, and the Agreements and has reviewed and understands the terms and conditions of such agreements in their entirety.

3.4           Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to appropriately identify the inherent risks associated with, and can bear the economic risk of the total loss of its investment in the Units, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Units. Such Investor has not been organized for the purpose of acquiring the Units.

3.5           Accredited Investor. Such Investor is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.

3.6           Restricted Securities. Such Investor understands that the Units are “restricted securities” as defined in Rule 144 promulgated under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act, except in certain limited circumstances. Such Investor is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.7           Reliance on Exemptions. Such Investor understands that the Units are being offered and sold in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Company is relying upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of such Investor contained in this Agreement in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Units.

3.8           Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Units unless and until the transferee thereof has agreed in writing for the benefit of the Company to be bound by this section to the extent this section is applicable, and:

(a)   There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)   Such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act.

Each Investor agrees that it will promptly notify the Company of any material changes in the information set forth in any registration statement regarding the Investor or its plan of distribution.

3.9           Residency. Such Investor’s principal executive offices, or primary residence, as applicable, are in the jurisdiction set forth under such Investor’s name on the Schedule of Investors attached hereto.

3.10         No Brokers. Except for Paulson Investment Company, LLC (the “Placement Agent”) or a sub-agent engaged by the Placement Agent pursuant to that certain Placement Agent Agreement between the Company and the Placement Agent dated September 24, 2014, no broker, investment banker, financial advisor or other individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint securities company, trust, unincorporated organization or other person or entity is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Investor or of its affiliates.

3.11         Additional Trading Limitations. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (a) the time that such Investor was first contacted by the Company or any other Person regarding an investment in the Company and (b) the 20th day prior to the public announcement of the transactions contemplated by this Agreement. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. For purposes of this section, a “Short Sale” includes, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

3.12         Legends. Such Investor agrees that each Share certificate and Warrant certificate, as well as each certificate for Warrant Shares and each certificate evidencing the shares of Common Stock issuable upon conversion of the Shares shall bear legends in substantially the following forms:

(a)   “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, (II) IN COMPLIANCE WITH RULE 144, OR (III) PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SUCH SALE, OFFER OR DISTRIBUTION.”

(b)   Any other legends required by applicable blue sky or state securities laws.

The Company need not register a transfer of any Share or Warrant Share (or components thereof), and may also instruct its transfer agent not to register a transfer of any Share or Warrant Share (or components thereof), unless the conditions specified in the foregoing legends are satisfied to the extent applicable.

4.     Conditions of Each Investor’s Obligations at the Initial Closing. The obligations of each Investor participating in the Closing to accept delivery of the Units purchased at the Initial Closing and to pay the Purchase Price therefor are subject to the fulfillment on or before the Initial Closing of each of the following conditions, any one or more of which may be waived by an Investor with respect to such Investor’s obligation:

4.1           Representations and Warranties. The representations and warranties contained in Section 2 shall be true in all material respects on and as of the Initial Closing with the same effect as though such representations and warranties had been made on and as of the date of the Initial Closing (except to the extent that any such representations and warranties are made as of a specific date, in which case such representations and warranties shall be true on and as of such date).

4.2           Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Closing, including, but not limited to, execution and delivery of the Agreements.

4.3           Minimum Offering has been Subscribed for and Accepted. Subscriptions for the Minimum Offering shall have been accepted by the Company, the funds with respect therefor shall have been deposited into the escrow account established at Signature Bank (or other qualified financial institution) for such purpose and the escrowed funds are available for disbursement pursuant to written escrow instructions executed by the Company and the Placement Agent.

5.     Conditions of the Company’s Obligations at the Initial Closing. The obligations of the Company to sell and issue Units to an Investor participating in the Initial Closing are subject to the fulfillment on or before the Initial Closing of each of the following conditions by such Investor, any one or more of which may be waived by the Company:

5.1           Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true and correct on and as of the Initial Closing with the same effect as though such representations and warranties had been made on and as of the Initial Closing.

5.2           Minimum Offering has been Subscribed for and Accepted. Subscriptions for the Minimum Offering shall have been accepted by the Company, the funds with respect therefor shall have been deposited into the escrow account established at Signature Bank (or other qualified financial institution) for such purpose and the escrowed funds are available for disbursement pursuant to written escrow instructions executed by the Company and the Placement Agent.

5.3           Payment of Purchase Price. The receipt of payment of the full Purchase Price in accordance with Section 1.3.

5.4           Performance. The Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Closing, including, but not limited to, execution and delivery by such Investor of the Series B Rights Agreement.

6.     Conditions of Each Investor’s Obligations at a Subsequent Closing. The obligations of each Investor participating in a Subsequent Closing to accept delivery of the Units purchased at such Subsequent Closing and to pay the Purchase Price therefor are subject to the fulfillment on or before such Subsequent Closing of each of the following conditions, any one or more of which may be waived by an Investor with respect to such Investor’s obligation:

6.1           Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of such Subsequent Closing with the same effect as though such representations and warranties had been made on and as of such Subsequent Closing (except to the extent that any such representations and warranties are made as of a specific date, in which case such representations and warranties shall be true on and as of such date).

6.2           Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Subsequent Closing, including, but not limited to, execution and delivery of the Agreements.

7.     Conditions of the Company’s Obligations at a Subsequent Closing. The obligations of the Company to sell and issue Units to any Investor participating in a Subsequent Closing are subject to the fulfillment on or before such Subsequent Closing of each of the following conditions by such Investor, any one or more of which may be waived by the Company:

7.1           Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true and correct on and as of such Subsequent Closing with the same effect as though such representations and warranties had been made on and as of such Subsequent Closing.

7.2           Payment of Purchase Price. The receipt of payment of the full Purchase Price in accordance with Section 1.3.

7.3           Performance. The Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Subsequent Closing, including, but not limited to, execution and delivery by such Investor of the Series B Rights Agreement.

8.     Miscellaneous.

8.1           Survival of Warranties. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive for one year after the execution and delivery of this Agreement.

8.2           Assignment; Successors and Assigns. No provision of this Agreement may be assigned by any Investor without the prior written consent of the Company. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3           Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

8.4           Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or other electronically scanned and transmitted signatures, including by email attachment, shall be deemed originals for all purposes of this Agreement.

8.5           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6           Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by personal delivery, facsimile, overnight courier or mailed by certified or registered mail, postage prepaid, return receipt requested, to the facsimile number or address as follows:

Company:

CDx, Inc.

225 Executive Square, Suite 600

La Jolla, CA 94037

Attn: Daniel Yazbeck

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

Facsimile: (650) 493-6811

Attention: Philip H. Oettinger

Investors:

To the facsimile number or address for each respective Investor set forth in the Schedule of Investors.

Agent:

Paulson Investment Company, LLC

1331 NW Lovejoy Street, Suite 720
Portland, OR 97209

Facsimile: (503) 248-2391

Attention: Lorraine Maxfield

with a copy (which shall not constitute notice) to:

Murphy & Weiner, P.C.
430 Cambridge Avenue, Suite 100
Palo Alto, CA 94306
Facsimile: (650) 323-1108

Attention: Debra K. Weiner

or to such other facsimile number or address provided to the parties to this Agreement in accordance with this Section 8.6. Such notices or other communications shall be deemed delivered upon receipt, in the case of overnight delivery, personal delivery or facsimile transmission (as evidenced by the confirmation thereof), or three days after deposit in the mails (as determined by reference to the postmark).

8.7           Expenses. Irrespective of whether any Closing is effected, each party shall pay its own costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.8           Amendments and Waivers. Any term of this Agreement may be amended or modified only in an instrument in writing executed by the Company and Investors holding a majority of the Units issued and sold as of the time of such amendment or modification. Any amendment effected in accordance with this paragraph shall be binding upon each holder of any Units purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company. No waiver of any provision this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

8.9           Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. The decision of each Investor to purchase Units pursuant to this Agreement has been made by such Investor independently of any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or a group with respect to such obligations or the transactions contemplated by this Agreement. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Offering Securities or enforcing its rights under this Agreement. Each Investor will be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Agreement for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

8.10         Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.11         Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

CDX, INC.

By:
Daniel Yazbeck
President and Chief Executive Officer

(Signature Page to Series B Preferred Stock and Warrant Purchase Agreement)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

By:

Name:

Title:

(Signature Page to Series B Preferred Stock and Warrant Purchase Agreement)

Schedule I

Schedule of Investors

Investors	Purchase Price (New Money)	Total Purchase Price	Total Number of Units

[Add Subsequent Closing(s), as appropriate].

Exhibit A

Form of Warrant

Exhibit B

Form of Registration Rights Agreement